NUMBER

TOD

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


TODCO

COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 88889T 10 7

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

TODCO transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered:
The Bank of New York
Transfer Agent and Registrar,
Authorized Signature

TODCO CORPORATE SEAL DELAWARE

TODCO

PRESIDENT AND CHIEF EXECUTIVE OFFICER

TREASURER

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722
PROOF OF MAY 3, 2006
TODCO
TSB 23127 FC
Operator: Ron
New

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ ETHER 7 / LIVE JOBS / T / TODCO 23127 FC

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 646 and Black. Intaglio and Undertints print in PMS 646.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

TODCO

The Company will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Secretary of TODCO at its principal executive office, or to its transfer agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ______ Custodian ______
(Cust) (Minor)

under Uniform Gifts to Minors Act ______
(State)

UNIF TRF MIN ACT ______ Custodian (until age ______)
(Cust)

______ under Uniform Transfer to Minors Act ______
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received ______

hereby sell, assign and transfer unto ______

Please insert Social Security or other identifying number of transferee ______

Please print or typewrite name and address of transferee ______

Please insert number of shares transfered ______

Shares represented by the within certificate, and do hereby irrevocably constitute and appoint ______

Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated ______

Signature ______

Notice: the signature to this transfer must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

Signature Guaranteed by: ______

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between TODCO (the "Company") and The Bank of New York (the "Rights Agent") dated substantially concurrently with the Company's initial public offering as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. **Under certain circumstances set forth in the Rights Agreement, rights beneficially owned by or transferred to any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and no longer be transferable.**

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

/ ETHER 7 / LIVE JOBS / T / TODCO 23127 BK

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-1722
PROOF OF MAY 3, 2006
TODCO
TSB 23127 BK
Operator: Ron
New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF